Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 7, 2006 (which expressed an unqualified opinion and includes an explanatory paragraph concerning the adoption of a new accounting standard in 2006), relating to the consolidated financial statements of TFS Financial Corporation and subsidiaries appearing in the Prospectus dated February 12, 2007.

/s/ Deloitte & Touche LLP

Cleveland, Ohio

April 19, 2007